Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

CSX Corporation

CSX Capital Trust I

CSX Transportation, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Debt	Debt Securities of CSX Corporation	(1)	Rule 456(b) and 457(r)		$		$0.0001531	$0.00
Fees to be Paid	Debt	Debt Securities of CSX Transportation, Inc.	(2)	Rule 456(b) and 457(r)				0.0001531	0.00
Fees to be Paid	Debt	Guarantees of Debt Securities of CSX Transportation, Inc.	(3)	Rule 456(b) and 457(r)				0.0001531	0.00
Fees to be Paid	Other	Warrants	(4)	Rule 456(b) and 457(r)				0.0001531	0.00
Fees to be Paid	Equity	Preferred Stock	(5)	Rule 456(b) and 457(r)				0.0001531	0.00
Fees to be Paid	Debt	Trust Preferred Securities of CSX Capital Trust I	(6)	Rule 456(b) and 457(r)				0.0001531	0.00
Fees to be Paid	Debt	Guarantees of Trust Preferred Securities of CSX Capital Trust I	(7)	Rule 456(b) and 457(r)				0.0001531	0.00
Fees to be Paid	Equity	Common Stock	(8)	Rule 456(b) and 457(r)				0.0001531	0.00
Fees to be Paid	Other	Depositary Shares	(9)	Rule 456(b) and 457(r)				0.0001531	0.00
Fees to be Paid	Other	Purchase Contracts	(10)	Rule 456(b) and 457(r)				0.0001531	0.00
Fees to be Paid	Other	Units	(11)	Rule 456(b) and 457(r)		$		$0.0001531	$0.00

Total Offering Amounts:							$0.00		0.00
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$0.00

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Offering Note(s)

(1)	An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).
(2)	Please see Offering Note (1)
(3)	An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).

No separate consideration will be received for the guarantees of securities being registered. In accordance with Rule 457(n), no registration fee is payable with respect to such guarantees.
(4)	Please see Offering Note (1)
(5)	Please see Offering Note (1)
(6)	Please see Offering Note (1)
(7)	Please see Offering Note (3)
(8)	Please see Offering Note (1)
(9)	Please see Offering Note (1)
(10)	Please see Offering Note (1)
(11)	Please see Offering Note (1)